EXHIBIT 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-49056 of eSpeed, Inc. on Form S-8 of our report dated June 25, 2004, appearing in this Annual Report on Form 11-K of the eSpeed, Inc. Deferral Plan for Employees of Cantor Fitzgerald, L.P. and its Affiliates for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP
New York, N.Y.
June 28, 2004